                                                                  Exhibit 10.9


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                                 AMENDED AND RESTATED
                                        LEASE




                           SOUTH BRUNSWICK INVESTORS, L.P.


                                       LANDLORD


                                         and


                     INTERNATIONAL BUSINESS MACHINES CORPORATION


                                        TENANT













Dated:  August 11, 1995

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

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

BASIC LEASE INFORMATION.................................................   -1-

PARTIES.................................................................   -1-

INTRODUCTION............................................................   -1-

ARTICLE ONE
     PREMISES...........................................................   -1-
          Section 1.01.  LEASE OF PREMISES..............................   -1-
          Section 1.02.  LEASED PREMISES................................   -1-
          Section 1.03.  COMMON BUILDINGS FACILITIES....................   -2-

ARTICLE TWO
     TERM...............................................................   -2-
          Section 2.01.  INITIAL TERM...................................   -2-
          Section 2.02.  [Intentionally Omitted]........................   -2-
          Section 2.03.  EXTENDED TERM..................................   -2-
          Section 2.04.  EARLY TERMINATION IN EXTENDED TERM.............   -3-
          Section 2.05.  TERM OF THIS LEASE.............................   -3-

ARTICLE THREE
     RENT AND ADDITIONAL RENT...........................................   -3-
          Section 3.01.  ANNUAL RENT....................................   -3-
          Section 3.02.  EXTENDED TERM RENT.............................   -3-
          Section 3.03.  ADDITIONAL RENT................................   -3-
          Section 3.04.  OPERATING EXPENSES.............................   -4-
          Section 3.05.  REAL ESTATE TAXES..............................   -8-
          Section 3.06.  ADJUSTMENT TO FIXED ANNUAL RENT................   -9-
          Section 3.07.  COMPUTATION AND BILLING........................  -10-
          Section 3.08.  TAX CONTEST....................................  -11-
          Section 3.09.  PLACE FOR PAYMENT..............................  -12-

ARTICLE FOUR
     ACCEPTANCE.........................................................  -12-

ARTICLE FIVE
     LANDLORD'S TITLE...................................................  -12-
          Section 5.01.  LANDLORD'S REPRESENTATIONS REGARDING TITLE
                         AND USE........................................  -12-

ARTICLE SIX
     SERVICES...........................................................  -12-
          Section 6.01.  SERVICES PROVIDED BY LANDLORD..................  -12-
          Section 6.02.  LANDLORD'S FAILURE TO PROVIDE SERVICES.........  -14-

ARTICLE SEVEN
     PARKING............................................................  -14-
          Section 7.01.  TENANT'S PARKING SPACES........................  -14-
          Section 7.02.  VISITORS' SPACES...............................  -14-

ARTICLE EIGHT
     USE OF LEASED PREMISES.............................................  -14-
          Section 8.01.  GENERAL USES...................................  -14-
          Section 8.02.  SPECIAL USES...................................  -14-

ARTICLE NINE
     REPAIRS AND MAINTENANCE............................................  -15-
          Section 9.01.  LANDLORD'S REPAIRS.............................  -15-
          Section 9.02.  TENANT'S REPAIRS...............................  -15-
          Section 9.03.  LANDLORD'S FAILURE TO MAKE REPAIRS.............  -16-
          Section 9.04.  EMERGENCY REPAIRS..............................  -16-

ARTICLE TEN
     FIRE AND OTHER CASUALTY - INSURANCE................................  -16-
          Section 10.01.   DAMAGE OR DESTRUCTION........................  -16-
          Section 10.02.   CASUALTY INSURANCE...........................  -17-

ARTICLE ELEVEN
     INDEMNIFICATION....................................................  -19-

ARTICLE TWELVE
     CONDEMNATION.......................................................  -19-
          Section 12.01.   TAKING - LEASE ENDS..........................  -19-
          Section 12.02.   TAKING - LEASE CONTINUES.....................  -19-
          Section 12.03.   TEMPORARY TAKING.............................  -20-
          Section 12.04.   LANDLORD'S AWARD.............................  -20-
          Section 12.05.   TENANT'S AWARD...............................  -20-
          Section 12.06.   RESTORATION BY LANDLORD......................  -20-
          Section 12.07.   DEFINITIONS..................................  -20-

ARTICLE THIRTEEN
     ALTERATIONS AND IMPROVEMENTS.......................................  -20-
          Section 13.01.   TENANT'S CHANGES - NO APPROVAL...............  -20-
          Section 13.02.   TENANT'S CHANGES - LANDLORD'S APPROVAL.......  -21-

          Section 13.03.   TENANT'S OWNED PROPERTY......................  -21-
          Section 13.04.   REMOVAL OF TENANT'S OWNED PROPERTY...........  -22-
          Section 13.05.   LANDLORD'S CHANGES - TENANT'S APPROVAL.......  -22-

ARTICLE FOURTEEN
     LANDLORD'S ACCESS..................................................  -22-

ARTICLE FIFTEEN
     COMPLIANCE WITH LAWS...............................................  -22-
          Section 15.01.   TENANT'S COMPLIANCE WITH LAWS................  -22-
          Section 15.02.   LANDLORD'S COMPLIANCE WITH LAWS..............  -22-

ARTICLE SIXTEEN
     SURRENDER OF POSSESSION............................................  -23-

ARTICLE SEVENTEEN
     SIGNS..............................................................  -24-
          Section 17.01.   TENANT'S SIGNS...............................  -24-
          Section 17.02.   PROJECT SIGN AND NAME........................  -24-
          Section 17.03.   LIMITATIONS ON LANDLORD'S RIGHTS.............  -24-
          Section 17.04.   COMPLIANCE WITH LAWS.........................  -24-

ARTICLE EIGHTEEN
     SUBORDINATION AND NON-DISTURBANCE..................................  -24-

ARTICLE NINETEEN
     MECHANICS' LIENS...................................................  -25-

ARTICLE TWENTY
     [INTENTIONALLY OMITTED]............................................  -25-

ARTICLE TWENTY-ONE
     [INTENTIONALLY OMITTED]............................................  -25-

ARTICLE TWENTY-TWO
     TENANT'S SECURITY..................................................  -25-
          Section 22.01.  LIMITED RESTRICTIONS AGAINST OTHER TENANTS....  -25-
          Section 22.02.  INCLUSION OF RESTRICTION IN OTHER LEASES AND
                          SUBLEASES.....................................  -26-
          Section 22.03.  ADVANCE CONSULTATION WITH TENANT..............  -26-

ARTICLE TWENTY-THREE
     [INTENTIONALLY OMITTED]............................................  -26-

ARTICLE TWENTY-FOUR
     DEFAULT............................................................  -26-
          Section 24.01.   TENANT'S DEFAULT.............................  -26-
          Section 24.02.   DEFAULT BY LANDLORD..........................  -30-

ARTICLE TWENTY-FIVE
     HOLDOVER...........................................................  -31-

ARTICLE TWENTY-SIX
     NOTICES............................................................  -31-

ARTICLE TWENTY-SEVEN
     ASSIGNMENT AND SUBLETTING..........................................  -32-
          Section 27.01.   ASSIGNMENT OR SUBLEASE.......................  -32-
          Section 27.02.   LIABILITY OF IBM.............................  -32-

ARTICLE TWENTY-EIGHT
     EQUAL EMPLOYMENT OPPORTUNITY.......................................  -32-

ARTICLE TWENTY-NINE
     QUIET ENJOYMENT....................................................  -33-

ARTICLE THIRTY
     WAIVER.............................................................  -33-

ARTICLE THIRTY-ONE
     PARTIAL INVALIDITY.................................................  -33-

ARTICLE THIRTY-TWO
     RULES AND REGULATIONS..............................................  -33-
          Section 32.01.   TENANT'S OBLIGATION..........................  -33-
          Section 32.02.   STANDARDS APPLICABLE TO LANDLORD.............  -34-
          Section 32.03.   LANDLORD'S ENFORCEMENT.......................  -34-
          Section 32.04.   CONFLICT.....................................  -34-

ARTICLE THIRTY-THREE
     ESTOPPEL CERTIFICATES..............................................  -34-
          Section 33.01.   TENANT'S ESTOPPEL CERTIFICATE................  -34-
          Section 33.02.   LANDLORD'S ESTOPPEL CERTIFICATE..............  -34-

ARTICLE THIRTY-FOUR
     EXECUTION OF LEASE.................................................  -35-

ARTICLE THIRTY-FIVE
     COUNTERPARTS.......................................................  -35-

ARTICLE THIRTY-SIX
     ANTENNA............................................................  -35-

ARTICLE THIRTY-SEVEN
     BROKER.............................................................  -36-

ARTICLE THIRTY-EIGHT
     ARBITRATION........................................................  -36-
          Section 38.01.   APPLICABILITY................................  -36-
          Section 38.02.   NOTICE AND DEMAND............................  -36-
          Section 38.03.   SELECTION OF ARBITRATOR......................  -36-
          Section 38.04.   SCOPE........................................  -37-

ARTICLE THIRTY-NINE
     EXCUSABLE DELAY....................................................  -37-

ARTICLE FORTY
     MISCELLANEOUS......................................................  -38-
          Section 40.01.   RULES OF INTERPRETATION......................  -38-
          Section 40.02.   NO EXCLUSIVE REMEDIES........................  -38-
          Section 40.03.   PROJECT CONTRACTORS AND SUPPLIERS............  -38-
          Section 40.04.   GOVERNING LAWS...............................  -38-
          Section 40.05.   NON-DISCLOSURE OF LEASE......................  -38-

ARTICLE FORTY-ONE
     MEMORANDUM OF LEASE................................................  -39-

ARTICLE FORTY-TWO
     BINDING AGREEMENT..................................................  -39-

ARTICLE FORTY-THREE
     ENVIRONMENTAL MATTERS..............................................  -39-

ARTICLE FORTY-FOUR
     [INTENTIONALLY OMITTED]............................................  -40-

ARTICLE FORTY-FIVE
     [INTENTIONALLY OMITTED]............................................  -40-

ARTICLE FORTY-SIX
     ENTIRE AGREEMENT...................................................  -40-

ARTICLE FORTY-SEVEN
     TERMINATION OF FIRST LEASE.........................................  -40-

SIGNATURE PAGE..........................................................  -41-

EXHIBIT A1 to A4 - Floor Plans of the Leased Premises

EXHIBIT B - Supplemental Agreement

EXHIBIT C - Heat, Ventilation and Air Conditioning Specifications

EXHIBIT D - [Intentionally Omitted]

EXHIBIT E - Building Parking Area

EXHIBIT F - Rules and Regulations

EXHIBIT G - [Intentionally Omitted]

EXHIBIT H - Description of the Land

EXHIBIT I - List of Holidays

EXHIBIT J - [Intentionally Omitted]

EXHIBIT K - Subordination, Attornment and Non-Disturbance Agreement

EXHIBIT L - [Intentionally Omitted]

EXHIBIT M - List of Tenant owned Property

                                        LEASE

                                       PARTIES

     THIS AMENDED AND RESTATED LEASE, made as of August 11, 1995, between
SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership having a mailing address at c/o THE SHIDLER GROUP, Suite 1105, One Logan Square, Philadelphia, Pennsylvania 19103, hereinafter called "Landlord," and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Old Orchard Road, Armonk, New York 10504, hereinafter called "Tenant."

                                     INTRODUCTION

     Landlord and Tenant entered into a Lease dated March 31, 1995 for Tenant's Lease of certain leased premises located in South Brunswick Township, Middlesex County, New Jersey (as amended, the "First Lease"). The leased premises are located upon a parcel of land which Landlord intends to subdivide into three (3) parcels (the "Subdivision"). Effective immediately upon approval of the Subdivision by all relevant authorities and the expiration, without appeal by any party, of the period of time during which such approval may be appealed, Landlord and Tenant desire that certain amendments to the First Lease shall automatically take effect and that the First Lease shall be amended and restated in its entirety, as set forth herein. Therefore, subject to the granting of final and unappealable approval of the Subdivision, Landlord and Tenant hereby amend and restate the First Lease in its entirety by entering into this Amended and Restated Lease.

                                     ARTICLE ONE

                                       PREMISES

     Section 1.01. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, provisions and conditions of this Lease, the Leased Premises.

     Section 1.02.  LEASED PREMISES.

     The Leased Premises shall mean the entirety of buildings numbered one (1) and three (3), as shown on EXHIBITS A1 to A4 (the "Buildings"), situated on the plot of land described on EXHIBIT H (the "Land"). The actual rentable area of the Leased Premises is 200,000 square feet. The Land and all improvements upon the Land (including the Buildings, Common Buildings Facilities, Buildings Service Systems, Leased Premises Service Systems and Buildings Parking Area) are collectively referred to in this Lease as the "Project."

     Section 1.03. COMMON BUILDINGS FACILITIES. This Lease includes the right of Tenant to use the Common Buildings Facilities in common with other tenants of the Buildings.

The words "Common Buildings Facilities" shall mean all of the facilities in the Project designed and intended for use by the tenants of the Buildings in common with Landlord and each other, including corridors; elevators; fire stairs; telephone and electric closets; telephone trunk lines and electric risers; aisles; walkways; truck docks; plazas; the roof and Buildings Parking Area to the extent not reserved for exclusive use by Landlord or others; courts; restrooms; service areas; lobbies; landscaped areas, and all other common and service areas of the Project intended for such use on the date hereof; excluding, however, (1) that part of the roof of the Buildings licensed for the exclusive use of Tenant in accordance with Article Thirty-Six, and (2) the restrooms, lobbies, corridors and telephone and electric closets on floors leased entirely by Tenant which shall be for the exclusive use of Tenant and shall not be used in common with other tenants or occupants of the Buildings.

                                     ARTICLE TWO

                                         TERM

     Section 2.01. INITIAL TERM. Tenant shall lease the Leased Premises for an initial term ("Initial Term") commencing on that date upon which approval of the Subdivision becomes final and unappealable by any party (the "Commencement Date") and terminating, unless extended or sooner terminated pursuant to the terms of this Lease, on March 31, 2002. The parties shall enter into a Supplemental Agreement, in the form marked EXHIBIT B, setting forth the commencement and expiration dates of the Initial Term. In the event that the Commencement Date shall not occur prior to June 30, 1996, then this Amended and Restated Lease shall be null and void and of no force or effect.

     Section 2.02.  [Intentionally Omitted]

     Section 2.03. EXTENDED TERM. Tenant shall have the option to extend the term of this Lease (i) for the entire Leased Premises, (ii) for only Building 1, representing approximately 170,000 square feet of the Leased Premises or (iii) for only Building 3, representing approximately 30,000 square feet, for One (1) consecutive Five (5) year term (the "Extended Term"). Such option shall be exercised by written notice to Landlord given at least nine (9) months prior to the expiration of the Initial Term. The Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained herein for the Initial Term, except that Tenant shall not have any option to extend the term of this Lease; and provided, further, that if Tenant exercises its option to lease only Building 3, Tenant shall be responsible, at its sole cost and expense, for installing in Building 3 any heating, ventilating, air conditioning, electric, plumbing or other utility or mechanical systems necessary to enable operation of Building 3 independently of Building 1. The Annual Rent specified in Section 3.02 shall be payable during the Extended Term.

     Section 2.04. EARLY TERMINATION IN EXTENDED TERM. Tenant may, at its option and without charge, terminate this Lease and the Term as of a date no earlier than the thirty-seventh (37th) month of the Extended Term as to entire Leased Premises or only as to the entirety of Building 1 or the entirety of Building 3, as Tenant shall elect in Tenant's notice of termination, by written notice by giving Landlord at least twelve (12) months prior notice of Tenant's intention to terminate on a date specified in the notice no earlier than the thirty-seventh (37th) month of the Extended Term. If requested by Landlord, the parties shall enter into a cancellation and release agreement, in a form reasonably acceptable to both parties, confirming the end of the Term. This Lease and the Term shall come to an end on the date no earlier than the thirty-seventh (37th) month of the Extended Term specified by Tenant in Tenant's notice with the same force and effect as if the Term was, in and by the provisions hereof, fixed to expire on such date and not on the date in this Lease provided. Tenant's option to terminate the Extended Term shall expire at the end of the forty-eighth (48th) month of the Extended Term.

     Section 2.05. TERM OF THIS LEASE. The word "Term" and the words "term of this Lease" shall mean the Initial Term and any Extended Term which may become effective.

                                    ARTICLE THREE

                               RENT AND ADDITIONAL RENT

     Section 3.01. ANNUAL RENT. Commencing on the Commencement Date and subject to the provisions of this Lease, Tenant shall pay the Annual Rent ("the Annual Rent") of One Million Seven Hundred Thousand Dollars ($1,700,000) payable in equal monthly installments in advance of One Hundred Forty-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($141,666.67) on the first day of each calendar month during the Term. The Annual Rent has been calculated at the annual rate of Eight and 50/100 Dollars ($8.50) per square foot of rentable area. Rent for any period of less than one month shall be apportioned based on the number of days in that month. Tenant will pay the Annual Rent and Additional Rent to Landlord at Suite 1105, One Logan Square, Philadelphia, Pennsylvania 19103 or to such other person or at such other place as Landlord may designate in writing.

     Section 3.02. EXTENDED TERM RENT. The Annual Rent for the Premises for the Extended Term shall be Eight and 50/100 Dollars ($8.50) per square foot of rentable area.

     Except as set forth in this Article III, the leasing of the Premises for the Extended Term shall be upon the same covenants, agreements, provisions and conditions of this Lease as are in effect on the date immediately prior to the date the Extended Term begins.

     Section 3.03. ADDITIONAL RENT. In addition to Annual Rent, Tenant shall pay Additional Rent ("Additional Rent") which shall mean all sums of money payable by Tenant under this Lease other than Annual Rent. All Annual Rent and Additional Rent shall be paid by Tenant without offset, deduction or abatement, except abatement otherwise specifically provided in this Lease.

     Section 3.04. OPERATING EXPENSES. Tenant shall pay as Additional Rent the total amount of annual Operating Expenses for each Operating Expense Year. Ninety (90) days prior to any Operating Expense Year, the Landlord shall provide Tenant with a complete and itemized, estimated budget (the "Budget") of the estimated Operating Expenses for the year. Payments of Operating Expenses shall be made by the Tenant to the Landlord in twelve (12) equal monthly installments paid on the first day of each month during the Operating Year based on the Operating Expenses shown in the Budget. Within forty-five (45) days after both the end of the first six months of an Operating Year (the "Semi-Annual Portion") and after the end of each Operating Expense Year, Landlord shall provide Tenant the Landlord's Statement as described in Section 3.07.

     (a) The words "Operating Expenses" shall mean the operating costs specified below in Paragraph A which are actually incurred by Landlord in the Operating Expense Year to the extent they are properly allocable (in accordance with generally accepted accounting principles and practices consistently applied) to the operation, repair and maintenance of the Project. Operating Expenses shall exclude items billed and paid directly by Tenant.

     (b) The words "Operating Expense Year" shall mean the twelve month period beginning on the Commencement Date and each succeeding twelve month period during the term.

     A.   ITEMS INCLUDED IN OPERATING EXPENSES:

     (1) salaries, wages, including Landlord's employment taxes (such as FICA and unemployment) and benefits paid to employees (such as medical insurance) and all other expenses incurred for the employment of the Buildings operating personnel, excluding Landlord's officers and partners and headquarters and administrative and accounting staff;

     (2)  the cost of materials and supplies;

     (3) the cost of replacements for tools and maintenance equipment (such equipment shall not include air conditioning equipment, boilers, elevators or any items of a capital nature; all tools and maintenance equipment purchased during the first year of full occupancy of the Buildings shall be considered capital items.);

     (4) amounts paid by Landlord to independent contractors for services (including full or part-time labor) and materials;

     (5)  water charges and sewer rents;

     (6) the cost of repainting or otherwise redecorating any part of Common Buildings Facilities;

     (7) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the Buildings;

     (8) premiums for insurance purchased by Landlord pursuant to Subsection 10.02(a), subject to Paragraph B, subparagraph (11) below;

     (9) management fee for administration, such fee being two percent (2%) of the Annual Rent and Operating Expenses allocated to the Tenant;

     (10) all costs and expenses (other than those of a capital nature) of maintaining, repairing and replacing paving, curbs, walkways and landscaping, including snow removal;

     (11) the cost of electricity, steam and fuel used to ventilate, heat, light and air condition tenant space and for the Common Buildings Facilities, including fuel for emergency generators (excluding utilities separately metered to tenants); cost of installing and replacing light bulbs, tubes and ballasts in the Common Buildings Facilities and Buildings Parking Area;

     (12) the cost of normal maintenance and preventive maintenance of mechanical and electrical equipment, including plumbing, sprinklers, heating, ventilating and air conditioning and elevator equipment, but excluding capital expenditures (If because of guarantees, warranties or any other reasons, all of such costs are not incurred within the Operating Expense Year, the Operating Expense Year will only include those costs actually incurred. The remaining costs shall be charged in the following operating expense year (s) when actually incurred;

     (13) the cost of providing services by Landlord in Article Six;

     (14) the cost of general security for the site and grounds (apart from security into and within each of the Buildings which shall be provided by Tenant);

     (15) the cost of janitorial supplies and services, window cleaning;

     (16) the cost of trash removal, including confidential waste and recycling;

     (17) the cost of emergency generators, excluding those for computer rooms;

     (18) the cost of an on site office and segregated storage area ("Landlord's Space") for Landlord's parts, tools, supplies (the Landlord's Space shall be designated at the inception of the Lease and, if located within the Leased Premises, may be relocated to any other available location other than the Leased Premises reasonably acceptable to Tenant and Landlord on three (3) months prior notice) (as long as Landlord's Space is located in the Leased Premises and Tenant in paying rent for such Landlord's Space, such rent shall be excluded from Operating Expense);

     (19) the cost of maintenance and repair designated in Section 9.01 (1),
(2), (3), and (4) (excluding such items considered Capital Improvements);

     (20) cost of removal of asbestos containing material in connection with maintenance, repair or restoration of mechanical systems;

     (21) all other costs incurred by Landlord, not otherwise designated in this Lease but reasonably related to the operation, repair and maintenance of the Project.

     (22) the costs of improvements (if any) required within the Leased Premises to comply with the provisions of the federal American with Disabilities Act, as amended, and any similar New Jersey requirements (such costs and improvements shall not be considered Capital Improvements under this Lease)

     Operating Expenses shall be reduced by the amounts of any reimbursement, refund or credit received or receivable by Landlord with respect to any item of Operating Expenses. If any such reimbursement, refund or credit is received or receivable by Landlord in a later Operating Expense Year, it shall be applied against the Operating Expenses for such later Operating Expense Year; and, if the Term has expired, such item shall be promptly refunded by Landlord to Tenant.

     B.   ITEMS EXCLUDED FROM OPERATING EXPENSES:

     (1)  [Intentionally Omitted.]

     (2) the cost of any work performed (such as preparing a tenant's space for occupancy, including painting and decorating) or services provided (such as separately metered electricity) for any tenant at such tenant's cost, or furnished by Landlord without charge as an inducement to lease (such as free rent or improvement allowances); it is understood and agreed that Landlord is not furnishing to Tenant any of the work or services described in this
Section 3.04 B (2) in connection with Tenant's occupancy under this Lease.

     (3) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, concession, or athletic or recreational club;

     (4) the cost of removal of asbestos-containing material not related to repair, maintenance or restoration of mechanical equipment as referenced in
3.04 A (20);

     (5) salaries of Landlord's officers and partners and its headquarters staff;

     (6) the cost of any work performed or service provided for any tenant of the Buildings (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the other tenants and occupants;

     (7) the cost of any work performed or service provided (such as electricity) for any facility other than the Buildings (such as a garage) for which fees are charged;

     (8) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project, or otherwise;

     (9) the cost of any additions to the Project, or Operating Expenses generated by such additions, after the date of this Lease;

     (10) the cost of any repairs, alterations, additions, changes, replacements and the like which under generally accepted accounting principles and practices are properly classified as capital expenditures;

     (11) the cost of any repair made in accordance with Articles Ten and Twelve of this Lease entitled "Fire and Other Casualty - Insurance" and "Condemnation";

     (12) insurance premiums to the extent any tenant other than Tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance;

     (13) interest and principal payments on any debt, depreciation, and rental under any ground lease or other underlying lease;

     (14) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission;

     (15) any advertising expenses;

     (16) any costs representing an amount paid to a related or affiliated person of Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

     (17) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

     (18) any expenses for repairs or maintenance which are covered by warranties, guarantees or service contracts (excluding any mandatory deductibles);

     (19) legal expenses arising out of the construction, operation, use, occupation or maintenance of the Project, or the enforcement of the provisions of any agreements affecting the Project, including this Lease;

     (20) the costs and expenses of maintaining or repairing the security systems within the Tenant's Leased Premises. (Tenant shall provide and pay for such service.);

     (21) the costs and expenses of maintaining or repairing any item associated with the groundwater environmental remediation program. (Tenant shall provide and pay for such service.);


     Section 3.05.  REAL ESTATE TAXES.

     (a) Landlord shall pay when due all real estate or property taxes, assessments and other governmental fees, impositions or charges of any kind which shall be levied or assessed or which become liens upon the Project (hereinafter called "Real Estate Taxes"). Tenant shall pay Landlord, as Additional Rent, the Real Estate Taxes levied or assessed on the Project. Such payment shall be made in equal monthly installments to Landlord, based on the Budget and actual Real Estate Taxes, in the same manner provided in Section 3.04 for Operating Expense installments. Within 45 days prior to the end of each year, Landlord shall provide Tenant a written statement of Real Estate Taxes for the new Lease Year accompanied by a copy of the tax bills for the prior lease year and Landlord's estimate of Real Estate Taxes for the new Lease Year.

     (b) Real Estate Taxes shall not include (1) income tax, tax on rents or rentals, excess profits or revenue tax, excise tax or inheritance tax, gift tax, gains tax, franchise tax, corporation tax, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future Laws; (2) increases in assessments caused by Landlord's sale of all or any part of the Project or an interest therein; (3) interest or penalties imposed upon Landlord for late payment of Real Estate Taxes; and (4) special assessments and Real Estate Taxes resulting from the expansion or renovation of the Project or from a tenant's improvements not approved by Tenant

     (c)  [Intentionally Omitted.]

     (d) If the Project is not taxed as a separate and independent tax lot, Landlord shall make application to the taxing authorities to obtain a separate and independent assessment thereof. If the taxing authorities refuse to do so, the taxes assessed against the said tax lot shall be equitably apportioned.

     (e) Any increase or decrease in Real Estate Taxes during the Term shall be apportioned so that Tenant shall pay or receive only that portion of the increase or decrease in Real Estate Taxes that falls within the Term. If allowed by Laws, Landlord shall pay Real Estate Taxes in installments.

     (f) Any incentives or abatements of Real Estate Taxes which are received by or credited to Landlord shall be passed through to Tenant.

     Section 3.06.  ADJUSTMENT TO FIXED ANNUAL RENT.

     (a) If during any Lease Year the Landlord makes Capital Improvements then, subject to the provisions of this Article, in each Lease Year the Tenant shall pay its "pro rata share" amount equal to a fraction of the Landlord's documented cost of such Capital Improvements. The numerator of the fraction shall be the period of time between the installation of and final payment for the Capital Improvements and the end of the Term (assuming, for this purpose, that the Tenant does not extend for the Extended Term) and the denominator shall be the economic life of the Capital Improvements as determined by the Landlord pursuant to generally accepted accounting principles and practices, consistently applied; provided, that the fraction shall not exceed one (1). All costs, including interest costs, shall be amortized on a straight line basis over such economic life. If at the expiration or earlier termination of the Term the Tenant has exercised the Extended Term, the Landlord shall promptly recalculate the fraction and on or prior to the expiration or earlier termination date, the Tenant shall reimburse the Landlord for the sum due the Landlord by reason of the adjusted fraction.

     (b) The words "Lease Year" shall mean the twelve-month period beginning on the Commencement Date and each succeeding twelve-month period during the Term. Any sums due hereunder for a partial year shall be pro rated based on a 365 day year.

     (c) The words "Capital Improvements" shall mean improvements, replacements, or repairs to the Project which according to generally accepted accounting principles and practices are required to be capitalized and, in addition, are required (i) by Laws or insurers of the Premises, or (ii) by reason of damaged property which is not covered by the insurance proceeds or
(iii) to continue operation of the Project for the purposes and in the manner intended on the Commencement Date, or (iv) for the purpose of reducing operating expenses of the Project up to the costs saved as a result of the installation thereof as reasonably determined by the Landlord. Capital Improvements shall include replacement of the Buildings Systems and Structures.

     (d) Except in the case of emergencies, the need, nature and plans for Capital Improvements shall be subject to the reasonable approval of the Landlord and the Tenant and Landlord shall submit its plans therefor to the Tenant at least three (3) months prior to the date the Landlord intends to begin the work. Thereafter, the Landlord shall also submit to the Tenant an estimate of the total "soft" and "hard" costs thereof and the relevant bids in advance of ordering work for Capital Improvements. The Tenant shall have the option, exercised within thirty (30) days from the date it receives this information, to obtain bids and require that the work be done by the lowest qualified bidder who will equal or exceed the quality of workmanship found in the Project.

     (e) Prior to commencement of the work, the Landlord and the Tenant shall agree upon the total cost for the Capital Improvements to be paid by the Tenant in accordance with Section 3.06. Such cost shall be divided by the number of remaining monthly periods of the

Term, and the resulting sum added to the monthly rent due under this Lease. The parties shall agree upon the adjusted monthly rent by an amendment to this Lease.

     Section 3.07.  COMPUTATION AND BILLING.

     (a) The words "Landlord's Statement" shall mean a statement, prepared by Landlord setting forth in detail the amount of (1) each item included in the Operating Expense for the Operating Expense Year or Semi-Annual Portion thereof, and/or the Real Estate Taxes for the Real Estate Tax Year and (2) any other Additional Rent or adjustments to the Fixed Rent. Within forty-five (45) days after the end of each Operating Expense Year or Semi-Annual Portion thereof, Landlord shall provide Tenant with the Landlord's Statement.

     (b) Landlord shall, at Tenant's request, within 7 business days make available to Tenant for inspection and examination at Tenant's cost the books and records that relate to Landlord's Statement. If Tenant disputes any portion of Landlord's Statement and the parties cannot resolve their differences within thirty (30) days thereafter, either party may resolve the matter by arbitration as provided in Article Thirty-Eight. Pending resolution of any dispute, Tenant may withhold payment of the amount in dispute otherwise required to be paid under Section 3.08(d) or Section 3.07(e).

     (c) If the actual Operating Expenses in any Operating Expense Year or semi-annual portion thereof are less (more) than the Operating Expenses paid by the Tenant for the Operating Expense Year or semi-annual portion thereof, the difference of shall be paid by Landlord to Tenant (paid by Tenant to Landlord) in a lump sum within thirty (30) days following the date Landlord renders Landlord's Statement to Tenant.

     (d)  If the actual Real Estate Taxes in any Real Estate Tax Year are less
(more) than the Real Estate Taxes paid by the tenant for the Real Estate Tax Year, the difference shall be paid by Landlord to Tenant (paid by Tenant to Landlord) in a lump sum within thirty (30) days following the date Landlord renders Landlord's Statement to Tenant.

     (e) If Landlord after written notice from Tenant has not provided Tenant a Landlord's Statement by the end of twelve (12) months following the year (whether calendar or fiscal) in which the Operating Expenses or Real Estate Taxes are payable by Landlord, Landlord agrees that Landlord has waived its claim against Tenant for any increase in Operating Expenses and Real Estate Taxes for that year.

     (f) This Article shall survive the expiration or earlier termination of the Term.

     Section 3.08.  TAX CONTEST.

     (a) In consideration of Tenant's undertaking to reimburse Landlord for Real Estate Taxes, Tenant shall have the right, by appropriate proceedings, to protest any assessment or reassessment or any special assessment, or any change in the tax rate, or the validity of any of the above, provided that such contest

     (b) Landlord shall notify Tenant in writing within fifteen (15) days after Landlord's receipt of notice of all assessments and the tax rates and any proposed changes to them. Tenant shall notify Landlord in writing within fifteen (15) business days after receipt of Landlord's notice if Tenant wants to file a protest. Prior to such notice or if Landlord fails to give such notice, Tenant shall not be obligated to pay Tenant's share of any increase in Real Estate Taxes.

     (c) In the tax proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and provided Landlord is not put to any expense thereby, cooperate with Tenant in any way Tenant may reasonably require in connection with the protest. Any protest conducted by Tenant hereunder shall be at Tenant's expense and if interest or late charges become payable with respect to the Real Estate Taxes as a result, Tenant shall reimburse Landlord for the same. However, Landlord shall be solely responsible for any penalties, interest or late charges imposed on Landlord through no fault of Tenant.

     (d) Tenant may require Landlord at Landlord's expense to protest any type of assessment or the tax rate one time only during the Term by timely notification to Landlord. Tenant shall bear Landlord's cost of protest. If Landlord is unable or fails to act on such request, then Tenant may contest taxes at its expense.

     (e) If Landlord shall receive a reduction or refund for any year for which Tenant shall be obligated to pay or shall have paid Real Estate Taxes, the amount of such reduction or refund shall be subtracted from the Real Estate Taxes payable or paid by Landlord for the tax year to which the reduction or refund applies and proper reimbursement shall be made by Landlord to Tenant promptly after Landlord receives or is credited with such refund or reduction. Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord or others to obtain a tax reduction or refund for the Project. If the refund or reduction resulted from Tenant's efforts, Landlord shall also reimburse Tenant for reasonable attorneys' fees and any other reasonable expenses incurred by Tenant in connection with the protest. Otherwise, Landlord may deduct from the total refund any reasonable attorneys' fees and other reasonable expenses incurred by Landlord therefor.

     Section 3.09.  PLACE FOR PAYMENT.

     Installments of the Fixed Annual Rent and all other payments required to be made by the Tenant to the Landlord pursuant to the provisions of this Lease shall be paid to the Landlord at Suite 1105, One Logan Square, Philadelphia, Pennsylvania 19103, Att: Clay W. Hamlin, III, President, or at such other place as the Landlord may from time to time designate by notice to the Tenant.

                                     ARTICLE FOUR

                                      ACCEPTANCE

     Tenant agrees to accept possession of the Leased Premises under this Lease in the condition, state of title and status of all other matters existing as of the Commencement Date. Notwithstanding anything contained in this Lease to the contrary, Landlord makes no warranty or representation, express or implied, as to the condition of the Leased Premises or the Project or the suitability of the Leased Premises or the Project for Tenant's use or for any other purpose, or as to any other matter relating to the Leased Premises or the Project. Tenant acknowledges that Tenant owned the Project immediately before the Commencement Date and is fully aware of and thoroughly familiar with all matters relating to the Leased Premises and the Project including, without limitation, the condition of, the Leased Premises, and agrees that the Leased Premises and the Project are, as of the Commencement Date, in compliance with the provisions of this Lease.

                                     ARTICLE FIVE

                                   LANDLORD'S TITLE

     Section 5.01.  LANDLORD'S REPRESENTATIONS REGARDING TITLE AND USE.
Landlord represents and warrants as a condition of this Lease that it possesses good marketable fee title to the Project; that it is authorized to make this Lease for the Term; and that the provisions of this Lease do not or will not conflict with or violate the provisions of existing or future agreements between Landlord and third parties.

                                     ARTICLE SIX

                                       SERVICES

     Section 6.01. SERVICES PROVIDED BY LANDLORD. Landlord shall, at its expense and subject to Tenant's reimbursement as provided in Section 3.04, furnish to Tenant the following services, utilities, supplies and facilities:

     (1) Access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week.

     (2) Passenger elevator service twenty-four (24) hours a day, seven (7) days a week and freight elevator service reasonably required by Tenant, only if such elevator service exists.

     (3) (a) Heat, ventilation and air conditioning ("HVAC") in accordance with EXHIBIT C, on Tenant's business days from 6:30 a.m. to 6:00 pm. and, at Tenant's request, at all other times as hereinafter provided in this Article.

          (b) Landlord shall furnish HVAC beyond the above-stated hours, provided that notice requesting such service is delivered to Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required on Saturday, Sunday or the holidays ("Holidays") listed on EXHIBIT I. This service shall be furnished at "Landlord's Costs" which shall mean the actual labor and utility costs incurred by Landlord to provide such overtime service, without markup of any kind. Landlord's Costs shall be paid by Tenant or, alternatively, shall be shared proportionately (based on square feet of rentable area serviced by this overtime HVAC and hours of use requested by the occupant) between Tenant and other tenants, if any, located in the same HVAC zone who have requested and are enjoying the benefit of the service at the same time as Tenant. Landlord shall bill Tenant on or before the last day of the month following the month in which Landlord's Costs are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of the invoice and other data supporting the charges that Tenant may reasonably request.

     (4)  Hot and cold running potable water for Tenant's purposes.

     (5) Electricity for lighting and for the operation of Tenant's office machines, appliances and equipment, and for the Common Buildings Facilities and Buildings Parking Area.

     (6) Providing, installing and replacing light bulbs, tubes and ballasts in the Common Buildings Facilities and Buildings Parking Area.

     (7) Removing of ice and snow from the Common Buildings Facilities and Buildings Parking Area.

     (8) Vermin extermination and repair and replacing any item in the Buildings damaged by vermin.

     (9) Facilities for Tenant's loading, unloading, delivery and pick-up activity at the Buildings, including access thereto twenty-four (24) hours a day, seven (7) days a week.

     Section 6.02.  LANDLORD'S FAILURE TO PROVIDE SERVICES.

     Section 24.02 of this Lease shall govern Tenant's remedies in the event of Landlord's default in furnishing or paying for any utilities, services or facilities to be furnished to Tenant hereunder.

                                    ARTICLE SEVEN

                                       PARKING

     Section 7.01.  TENANT'S PARKING SPACES.

     (a) Landlord shall, at its expense, provide Tenant with 640 self-parking parking spaces (which number is based on a minimum of 3.2 parking spaces per 1,000 square feet of rentable area in the Leased Premises) within the Buildings Parking Area for Tenant's use. The Buildings Parking Area is shown on
EXHIBIT E.  The Buildings Parking Area shall be available for use twenty-four
(24) hours a day, every day of the year during the Term and shall be illuminated when necessary to maintain a safe environment. Further, Landlord shall keep and maintain the Buildings Parking Area in a clean, safe and first-class condition.

     (b) If Tenant, its employees, licensees or guests are not able to use the Buildings Parking Area and access ways thereto because of unauthorized use by others, Landlord shall take whatever steps are necessary to end and prevent further unauthorized use including, if appropriate, posting signs, distributing parking stickers and towing away unauthorized vehicles.

     Section 7.02. VISITORS' SPACES. During the Term, Landlord shall reserve twenty (20) parking spaces in the Buildings Parking Area adjacent to the main entrance of Building 1 as depicted on Exhibit E for use by invitees of Tenant and the other tenants in the Buildings. These parking spaces shall be designated for transient use, and Landlord shall take reasonable steps to insure that these parking spaces are available for such use at all times.

                                    ARTICLE EIGHT

                                USE OF LEASED PREMISES

     Section 8.01. GENERAL USES. Tenant shall have the right to use the Leased Premises solely and only for executive and administrative offices; marketing, display, storage, service, repair and use of Tenant's products and equipment; engineering; education and training of Tenant's customers and employees, and all other uses incidental and related directly thereto, and for no other purpose.

     Section 8.02. SPECIAL USES. If Tenant shall institute a special use of Leased Premises which requires an amendment to the existing certificate of occupancy, Tenant shall be responsible for obtaining the same as well as any other governmental permit, approval or license required by applicable Laws. Landlord, at Tenant's sole cost and expense, shall cooperate with Tenant and shall execute all applications, authorizations and other instruments reasonably required to enable Tenant to fulfill its responsibilities under this Section.

                                     ARTICLE NINE

                               REPAIRS AND MAINTENANCE

     Section 9.01. LANDLORD'S REPAIRS. Except for Tenant's maintenance, repair, restoration and replacement obligations specified under this Lease, Landlord shall maintain, and perform repair, restoration, replacement, work at, the Project, including, without limitation, the obligations of Landlord to maintain, repair and replace, as necessary, and keep in good order, safe and clean condition (1) the plumbing, sprinkler, HVAC (excluding supplemental HVAC systems located in computer, raised floor areas) and electrical and mechanical lines and equipment associated therewith, elevators and boilers, broken or damaged glass and damage by vandals; (2) utility and trunk lines, tanks and transformers and the interior and exterior structure of the Buildings, including the roof, exterior walls, bearing walls, support beams, floor slabs, foundation, support columns and window frames; (3) improvements to the Land; (4) including ditches, shrubbery, landscaping and fencing, and
(5) the Common Buildings Facilities located within or outside the Buildings, including the common entrances, corridors, interior and exterior doors and windows, loading docks, stairways, lavatory facilities and the Buildings Parking Area and access ways therefor. Further, Landlord shall perform all repairs and restoration work required by Article Ten, "Fire and Other Casualty - Insurance" and Article Twelve, "Condemnation." In no event shall Landlord be obligated to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants or contractors.

     Section 9.02. TENANT'S REPAIRS. Except for Landlord's obligations under Section 9.01, Tenant shall maintain the Leased Premises and the fixtures and appurtenances therein in good condition and repair at all times, and will not commit any act of waste. Tenant shall be responsible at Tenant's sole cost and expense for the maintenance, repair and/or replacement of any special heating, ventilating, air conditioning, plumbing, electrical or other systems and fixtures installed solely to service the Leased Premises, whether installed or paid for by Landlord or by Tenant with Landlord's consent. Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Leased Premises, the Buildings, or the Project and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Buildings or by installation or removal of furniture, fixtures or other property. Such costs and expenses shall be collectible as Additional Rent and paid by Tenant upon demand by Landlord. Tenant shall not be liable for repairs or replacements necessitated by ordinary wear and tear, damage by fire or other casualty and damage caused by Landlord or by others for whom Tenant is not responsible. Tenant shall give prompt notice to Landlord of any accident, fire, damage or other casualty occurring on or to the Leased Premises, whether or not Landlord may have or assume any liability therefor or any responsibility to repair or remedy the same.

     Section 9.03.  LANDLORD'S FAILURE TO MAKE REPAIRS.

     Section 24.02 of this Lease shall govern Tenant's remedies in the event of Landlord's failure or refusal to perform any repairs, restoration work, or replacements which it is required to perform under Section 9.01 or elsewhere in this Lease.

     Section 9.04. EMERGENCY REPAIRS. If during the Term repairs, restoration work or replacements become necessary because of an emergency and the provisions hereof require the Landlord to make these repairs and replacements, Tenant may in good faith perform them if, in Tenant's reasonable opinion, they are necessary to preserve the Leased Premises, or the safety or health of the occupants in the Leased Premises, or Tenant's Property, or are required by the Laws; provided, however, that Tenant shall first make a reasonable effort to inform Landlord before making them.

                                     ARTICLE TEN

                         FIRE AND OTHER CASUALTY - INSURANCE

     Section 10.01.   DAMAGE OR DESTRUCTION.

     (a) If any portion of the Project is damaged by fire, earthquake, flood or other casualty, or by any other cause of any kind or nature not caused by Tenant (the "Damaged Property") and the Damaged Property can, in the opinion of Landlord's architect reasonably exercised, be repaired within one hundred eighty
(180) days from the date of the damage, Landlord shall proceed immediately to make such repairs as required by Section 10.01 (c). This Lease shall not terminate, but Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent payable during the period commencing on the date of the damage and ending on the date the Damaged Property is repaired as aforesaid and the Leased Premises are delivered to Tenant. The extent of rent abatement shall be based upon the portion of the Leased Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in this Lease during such period. When required by this Article, the architect's opinion shall be delivered to Tenant within thirty (30) days from the date of the damage. The architect's opinion shall be made in good faith after a thorough investigation of the facts required to make an informed judgment. The architect shall consider and include as part of his evaluation the period of time necessary to obtain the required approvals of the mortgagee, insurer, and municipal authorities, to order and obtain materials, and to engage contractors.
Landlord, at Landlord's election, may also carry such other insurance, including, without limitation, comprehensive general liability insurance, that Landlord may deem appropriate, provided that such insurance is generally of the type and amount customarily carried by owners or tenants in projects similar to the Project, and the premiums for such insurance shall be included as part of the Operating Expenses.

     (b) If (1) in the opinion of Landlord's architect reasonably exercised, damage to the Damaged Property cannot be repaired within one hundred eighty
(180) days from the date of the damage, or (2) Landlord commences and proceeds with due diligence but fails to complete the repair of the Damaged Property as required by paragraph (c) within the one hundred eighty (180) day period, subject to an extension of time allowed for an Excusable Delay, or (3) the Term will expire within one (1) year from the date of the damage and Tenant fails to extend the Term in accordance with any right granted in Section 2.02 within ninety (90) days from the date of the damage, either party may terminate this Lease as follows: for the reason stated in subparagraph (b) (1), by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to Tenant; (2) for the reason stated in subparagraph (b) (2), by such notice within twenty (20) days from the end of the one hundred eighty (180) day period, as it may have been extended by an Excusable Delay, and (3) for the reason stated in subparagraph (3), by such notice within one hundred (100) days from the date of the damage. Upon termination, Annual Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Annual Rent and Additional Rent shall be repaid.

     (c) If neither party exercises its option to terminate hereunder Landlord shall, with due diligence, repair the Damaged Property as a complete architectural unit of substantially the same usefulness, design and construction existing immediately prior to the damage; provided, that, with respect to improvements or alterations made by Tenant after the commencement Date, Tenant shall pay all costs relating to such improvements or alterations. Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent in the manner and to the extent provided in paragraph (a).

     (d) If by operation of this Article Landlord undertakes but fails to complete repairs of the Damaged Property as required by the provisions of this Article and deliver the leased Premises to Tenant within two hundred seventy
(270) days from the date of the damage, for any reason other than a material and adverse delay caused by Tenant, Tenant may exercise its rights under Section 24.02, failing which either party may terminate this Lease by notice to the other within three hundred (300) days from the date of the damage. If either party elects to terminate, this Lease and the Term shall end on the date specified in the notice and Annual Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Annual Rent and Additional Rent shall be repaid.

     (e) The word "repair" shall include rebuilding, replacing, and restoring the Damaged Property.

     Section 10.02.   CASUALTY INSURANCE.

     (a) Through the Term, Landlord shall cause the improvements located on the Land (including, without limitation, the Buildings, including the tenant improvements therein ) to be insured against loss or damage by fire and the perils commonly covered under the standard extended coverage endorsement to the extent of not less than the "full replacement cost" thereof, including all improvements, alterations, additions and changes made by Landlord or tenants, but excluding foundations, footings and excavation, and excluding fixtures and equipment owned by Landlord or its tenants. Provided this Lease has not been terminated pursuant to the Article entitled "Fire or Other Casualty" the proceeds of such insurance in case of loss or damage shall be used to restore the Leased Premises, the Buildings and/or other improvements at the Land to the extent that such proceeds are required for such purposes.

     (b) Through the Term, Tenant shall cause all improvements made by Tenant to the Leased Premises, along with Tenant's trade fixtures, furnishings, equipment and other items of personal property located on the Leased Premises, to be insured against loss or damage by fire and the perils commonly covered under the Standard extended coverage endorsement, in form and amount reasonably satisfactory to Landlord. Notwithstanding anything to the contrary provided herein, all proceeds of insurance payable with respect to damage or destruction of Tenant's property, including, but not limited to, Tenant's fixtures and equipment, shall be paid to, and retained by Tenant.

     (c) With respect to any loss or damage that may occur to the Land (or any improvements thereon) or the respective property of the parties therein, arising from any peril customarily insured under a fire and extended coverage insurance policy, regardless of the cause or origin, including negligence of the parties, their agents, servants or employees, the party required to carry such insurance and suffering such loss hereby releases the other party from all claims with respect to such loss, and Landlord and Tenant mutually agree that their respective insurance companies shall have no right of subrogation against the other party on account of any such loss, and each party shall procure from its respective insurers under all policies of fire and extended coverage insurance a waiver of all rights of subrogation against the other party which the insurers might otherwise have under such policies.

     (d) Tenant shall at all times during the period in which it has any occupancy rights in the Demised Premises, maintain in full force and affect comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to persons and damage to property occurring in or about the Demised Premised, in such amounts as may reasonably be required by Landlord from time to time, but not less than $2,000,000 combined single limit. Tenant shall lodge with Landlord certificates of such insurance at or prior to the date Tenant shall make its initial entry into the Demised Premises, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. All such policies of insurance shall provide that they shall not be canceled or amended without at least twenty (20) days prior notice to Landlord.

                                    ARTICLE ELEVEN

                                   INDEMNIFICATION

     Subject to the provisions of Section 10.02(c), Landlord and Tenant each agree to indemnify and save the other harmless from any and all claims for bodily injury (including death) or property damage made against one of the parties hereto if (1) arising from any breach or default by the other party hereto (including its agents, invitees, employees or contractors) in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Lease, or (2) occurring within the Project limits and arising from the misconduct or gross negligence of the other party (including its agents, invitees, employees or contractors). This indemnity shall include all court costs, reasonable attorneys' fees, expenses and liabilities incurred by the indemnified party against which the claim is made. If any action or proceeding is brought against either Landlord or Tenant by reason of any such claim, the indemnifying party agrees to defend the action or proceeding at its expense upon notice from the party to be indemnified.

                                    ARTICLE TWELVE

                                     CONDEMNATION

     Section 12.01. TAKING - LEASE ENDS. If at any time during the Term the whole of the Leased Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, this Lease shall terminate on the date of such taking except as provided in Section 12.03. If less than all of the Leased Premises shall be so taken and in Tenant's reasonable opinion the remaining part is insufficient for the conduct of Tenant's business Tenant may, by notice to Landlord within sixty (60) days after the date Tenant is notified of such taking, terminate this Lease. If Tenant exercises its option, this Lease and the Term shall end on the required date of delivery of the condemned area to the condemning authority and the Annual Rent and Additional Rent shall be apportioned and paid to the date specified in Tenant's notice.

     Section 12.02. TAKING - LEASE CONTINUES. If less than all of the Leased Premises shall be taken and, in Tenant's reasonable opinion communicated by notice to Landlord within sixty (60) days after Tenant is notified of such taking, Tenant is able to gain access to and continue the conduct of its business in the part not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent based upon the nature of the space taken (office space, storage, parking area) and upon the proportion which the area of the Leased Premises or Buildings Parking Area, as case may be, so taken bears to the area of the Leased Premises or Buildings Parking Area, as case may be, immediately prior to such taking. Landlord and Tenant agree that Tenant shall be conclusively presumed to have access to and be able to conduct business in the remaining portion of the Leased Premises if less than thirty percent (30%) of the Leased Premises is taken by condemnation.

     Section 12.03. TEMPORARY TAKING. If the use and occupancy of the whole or more than thirty percent (30%) of the Leased Premises is temporarily taken for a public or quasi-public use for a period longer than nine (9) months but less than the balance of the Term, at Tenant's option to be exercised in writing and delivered to Landlord not later than sixty (60) days after the date Tenant is notified of such taking, this Lease and the Term shall terminate on the required date of delivery of the condemned area to the condemning authority or shall continue in full force and effect. If this Lease remains in effect Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent in the manner and to the extent provided in Section 12.02.

     Section 12.04. LANDLORD'S AWARD. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings except as otherwise expressly provided in Section 12.05.

Subject to the foregoing, Tenant hereby assigns to Landlord any and all of Tenant's right, title and interest in or to such award or awards or any part thereof.

     Section 12.05. TENANT'S AWARD. If there is a taking hereunder, Tenant shall be entitled to receive out of the award or, if allowed by the Laws, to appear, claim, prove and receive in the condemnation proceeding Tenant's relocation and moving expenses and the value of Tenant's personal property.

     Section 12.06. RESTORATION BY LANDLORD. If there is a taking hereunder and this Lease is continued Landlord shall, at its expense, proceed with reasonable diligence use the award proceeds to repair, replace and restore the Buildings as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of taking.

     Section 12.07. DEFINITIONS. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Buildings or Land in lieu or under threat of condemnation. The word "Buildings," as used in this Article only, shall mean only the Leased Premises, Buildings Parking Area and access ways thereto and Common Buildings Facilities.

                                   ARTICLE THIRTEEN

                             ALTERATIONS AND IMPROVEMENTS

     Section 13.01.   TENANT'S CHANGES - NO APPROVAL.

     (a) Tenant may place and replace its trade fixtures, tools, machinery, furniture, floor covering, equipment and other tangible personal property ("Tenant's Personal Property") in the Leased Premises and may make alterations, improvements, replacements and other changes to the Leased Premises Service Systems and to the interior of the Leased Premises as it may desire at its own expense without Landlord's consent. Tenant shall not alter, improve, replace or change the Buildings Service Systems or the Structure except in accordance with
Section 13.02.

     (b) The words "Leased Premises Service Systems" shall mean the electrical, HVAC, mechanical, plumbing, safety and health systems that directly service the Leased Premises from a localized point of distribution. Such systems are dedicated to the Leased Premises at their available capacities (such as HVAC for computer rooms) and do not service any space other than the Leased Premises.

     Section 13.02.   TENANT'S CHANGES - LANDLORD'S APPROVAL.

     (a) Tenant may make alterations, improvements, replacements and other changes to the Buildings Service Systems and to the Structure if Landlord consents thereto, which consent shall not be unreasonably withheld or delayed provided that such work does not in Landlord's reasonable judgment impair the value of the Buildings or Project.

     (b) If Tenant desires to make alterations, improvements, replacements or other changes to the Structure or Buildings Service Systems, Tenant shall make a written request for Landlord's approval by submitting to Landlord a list of proposed contractors and plans and specifications for the work to be performed. Landlord shall respond within fifteen (15) business days from receipt of the same, approving those contractors and those portions of the work that are acceptable and disapproving those contractors and portions of the work that are, in Landlord's judgment reasonably exercised, unacceptable and specifying in detail the nature of Landlord's objection. Failure of Landlord to respond as aforesaid shall be tantamount to approval of such contractors and plans and specifications in all respects. Tenant shall cause all work done by or on behalf of Tenant to be done in compliance with all Laws, in first class good and workmanlike manner, free and clear of all liens.

     (c) The words "Buildings Service Systems" shall mean the electrical, HVAC, mechanical, plumbing, safety and health systems that service the Buildings up to the point of localized distribution. Such systems provide the main source of supply and distribution throughout the Buildings.

     (d) The word "Structure" shall mean bearing walls, roof, exterior walls, support beams, foundation, window frames, floor slabs and support columns of the Buildings.

     Section 13.03. TENANT'S OWNED PROPERTY. All of Tenant's Personal Property and all non-structural alterations, improvements, replacements and changes made prior to or during the Term, whether paid for directly by Tenant (collectively, "Tenant Owned Property" as set forth in Exhibit "M" attached hereto and hereby made a part hereof) shall be owned by and remain the property of Tenant..

     Section 13.04. REMOVAL OF TENANT'S OWNED PROPERTY. Tenant may remove all or any of Tenant's Owned Property at any time during the Term or, at its option, Tenant may abandon the same, in whole or in part, to Landlord at the expiration or earlier termination of the Term by vacating the Leased Premises without removing the same; provided that, if requested by Landlord, Tenant shall remove Tenant's Owned Property at the expiration or sooner termination of this Lease in accordance with Article 16. If Tenant removes such things or any of them, Tenant shall repair all damage caused by such removal and restore to its previous condition any portion of the Buildings damaged by such removal.

     Section 13.05. LANDLORD'S CHANGES - TENANT'S APPROVAL. During the Term, Landlord shall obtain Tenant's consent, which shall not be unreasonably withheld or delayed, before making any substantial addition to the Buildings or materially altering the external appearance thereof, unless required by the Laws.

                                   ARTICLE FOURTEEN

                                  LANDLORD'S ACCESS

     (a) Landlord shall, upon advance oral notice to Tenant (except in an emergency), have the right (1) at all reasonable times during Tenant's business hours to inspect the Leased Premises and to show the same to prospective mortgagees and purchasers; (2) to show the same to prospective tenants during the last nine (9) months of the Lease Term, and (3) at all times to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Leased Premises.

     (b) Tenant may designate one or more areas in the Leased Premises as secure areas, and Landlord shall have no right of access thereto without being accompanied by Tenant's designated representative except in the case of emergencies.

                                   ARTICLE FIFTEEN

                                 COMPLIANCE WITH LAWS

     Section 15.01. TENANT'S COMPLIANCE WITH LAWS. Tenant shall comply with all federal, state and local statutes, rules, ordinances, orders, codes and regulations, and legal requirements and standards issued thereunder, including, without limitation, environmental laws, and requirements (collectively referred to in this Lease as the "Laws") which are applicable to Tenant's use and manner of use of the Leased Premises.

     Section 15.02.   LANDLORD'S COMPLIANCE WITH LAWS.

     (a) Landlord shall comply with all Laws which relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease.

     (b) All boilers and other pressure vessel equipment shall be maintained by Landlord in accordance with the ASME Standards and Codes.

     (c) Landlord shall regularly inspect and maintain the HVAC system and treat the cooling tower water with U.S. Environmental Protection Agency registered chemicals to prevent the buildup of slime, algae and bacteria, and shall follow the latest recommendations of the Center for Disease Control or current practices of the American Society of Heating, Refrigeration and Air Conditioning Engineers.

                                 ARTICLE SIXTEEN

                              SURRENDER OF POSSESSION

     (a) At the expiration or earlier termination of the Term, Tenant will peaceably yield up the Leased Premises to Landlord.

     (b) Any alterations, improvements or additions to the Leased Premises made by or at the request of Tenant after the Commencement Date shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Landlord shall, at such time as Landlord gives its written consent to such alterations, improvements or additions, Landlord gives written notice to Tenant that Tenant must remove such alterations, improvements, and additions at the expiration or earlier termination of the Lease. If Landlord approval is given for the outfitting of general office space substantially similar to the general office space in the Leased Premises at the Commencement Date, Tenant shall not be obligated to remove any such alterations, improvements or additions in such substantially similar general office space. Tenant shall promptly repair any damage caused by such removal (including, but not limited to, repairing and patching holes, replacing ceiling, floor and wall surfaces and repainting), and restore the Leased Premises to substantially the same condition in which it existed prior to the time that any such alterations, improvements, or additions were made.
Should Tenant fail to remove any such alterations, improvements or additions or to repair such damage when required or requested by Landlord so to do pursuant to this Section 16(b), Landlord may do so, and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent.

     (c) Notwithstanding any other provision of this Lease to the contrary, any personal property which shall remain in the Leased Premises or any part thereof after the expiration or termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may see fit, provided that notwithstanding the foregoing, Tenant shall, upon request of Landlord made no later than ten (10) days after the expiration or termination of this Lease, promptly remove from the Buildings any such personal property at Tenant's own cost and expense. Should Tenant fail to do so, Landlord may do so, and the cost and expense. Should Tenant fail to do so, Landlord may do so and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale(s) as Landlord's property. The covenants contained in this Article 16 shall survive the expiration or earlier termination.

                                  ARTICLE SEVENTEEN

                                        SIGNS

     Section 17.01. TENANT'S SIGNS. Tenant may place its signs on the entrance doors to the Leased Premises and in hallways or elevator lobbies on floors wholly leased by Tenant. On floors partially leased by Tenant, Tenant may place its signs on entrance doors to the Leased Premises and, at Tenant's expense, Landlord shall place signs in the elevators and in the hallways leading to the Leased Premises which give direction to the Leased Premises.

     Section 17.02.   PROJECT SIGN AND NAME.

     (a) Tenant agrees that the Project has been renamed the "South Brunswick Corporate Center."

     (b) If at any time after the execution of this Lease Landlord changes the Project name or installs new or substitute signs which are not the Project name, Landlord shall notify Tenant at least sixty (60) days prior to the date of the proposed change. The proposed new or changed name or the proposed signs may not identify a direct competitor of Tenant.

     Section 17.03. LIMITATIONS ON LANDLORD'S RIGHTS. Neither Tenant nor Landlord shall install or permit installation of any signs, sculptures and/or graphics which adversely reflect on the dignity or character of the Project as a first-class office Project. Except during the final nine (9) months of the Term of this Lease, no "for rent' or other similar signs or flags, other than the American flag and flag of the State in which the Buildings is located, may be placed within the Project limits without Tenant's written approval, which shall not be unreasonably withheld or delayed.

     Section 17.04. COMPLIANCE WITH LAWS. All signs installed by Landlord or Tenant shall comply with applicable Laws and shall be installed in a good and workmanlike manner. Landlord must approve all exterior signage installed by Tenant, such approval not to be unreasonably withheld.

                                   ARTICLE EIGHTEEN

                          SUBORDINATION AND NON-DISTURBANCE

     This Lease shall be subordinate and subject to any mortgages covering the fee of the Project, and to all renewals, modifications or replacements thereof; provided, however, that with respect to any existing mortgage, no later than the date Tenant executes and delivers this Lease and, with respect to any future mortgage, on or before the effective date thereof, Landlord shall obtain from its mortgagee, a written agreement with Tenant generally in the form attached hereto and marked EXHIBIT K. The agreement shall be binding on their respective legal representatives, successors and assigns and provide, among other provisions, that so long as this Lease shall be in full force and effect (a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to foreclose or enforce the mortgage; (b) Tenant's possession and use of the Project in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default so long as Tenant is not in default under this Lease; and (c) the mortgagee will make available to Landlord the insurance proceeds payable under policies of insurance required to be carried by Landlord in Article Ten for the purposes agreed upon in Article Ten. If the mortgagee or any successor in interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord provided the successor-landlord accepts such attornment and recognizes Tenant's rights of possession and use of the Leased Premises in accordance with the provisions of this Lease.

                                   ARTICLE NINETEEN

                                   MECHANICS' LIENS

     During the Term, Tenant shall immediately discharge by payment, bond or otherwise those mechanics' liens filed against the Project for work, labor, services or materials claimed to have been performed at or furnished to the Leased Premises for or on behalf of Tenant, except when the mechanics' liens are filed by a contractor, supplier, materialman or laborer retained by Landlord, in which event Landlord shall discharge the liens by payment, bond or otherwise.

                                    ARTICLE TWENTY

                               [INTENTIONALLY OMITTED]

                                  ARTICLE TWENTY-ONE

                               [INTENTIONALLY OMITTED]

                                  ARTICLE TWENTY-TWO

                                  TENANT'S SECURITY

     Section 22.01. LIMITED RESTRICTIONS AGAINST OTHER TENANTS. In order to protect Tenant's trade secrets and confidential information and enhance security in Buildings 1 and 3, Landlord agrees that with respect to Buildings 1 and 3, Landlord will not lease or consent to any lease or sublease or assign this Lease or consent to the assignment of any sublease to any Person which, as a major part of its business (1) leases or sells data processing products, telecommunications products, software products, printer products or other products of the kind sold by Tenant, or (2) leases or sells parts or supplies manufactured by Tenant for such products, or (3) furnished services for any of such products, including programming, engineering, repair or maintenance, or (4) offers training in the use, repair or application of any of such products.

     Section 22.02. INCLUSION OF RESTRICTION IN OTHER LEASES AND SUBLEASES. Landlord shall include the foregoing prohibition in all tenant leases and subleases which are executed after the date hereof and cover space in Building 1 and Building 3.

     Section 22.03. ADVANCE CONSULTATION WITH TENANT. Landlord shall consult with Tenant before making any commitment which may violate this Article.

                                ARTICLE TWENTY- THREE

                               [INTENTIONALLY OMITTED]

                                 ARTICLE TWENTY-FOUR

                                       DEFAULT

     Section 24.01.  TENANT'S DEFAULT

     (a) The occurrence of any of the following shall, at Landlord's option, constitute an "Event of Default" by Tenant under this Lease:

          (1) Failure to pay the Annual Rent, Additional Rent or any other sum of money called for therein, or any part thereof, when due and continuation of such failure for fifteen (15) days after notice from Landlord to Tenant; provided, however, Landlord shall not be required to give such notice, and Tenant shall not be entitled to such grace period, more than three times in any twelve (12) month period;

          (2) Failure to comply with or perform any of the other terms, covenants, conditions or agreements to be complied with or performed by Tenant under or pursuant to the terms of this Lease and continuation of such failure for thirty (30) days after notice from Landlord to Tenant, or if the failure is of such a character as cannot reasonably be cured within thirty (30) days, failure to initiate within said thirty (30) day period such action as reasonably can be taken toward curing the same and/or failure to prosecute such action as diligently as is reasonably possible after said action is initiated and to cure the default within seventy-five (75) days after the notice; provided, however, Landlord shall not be required to give such notice, and Tenant shall not be entitled to such grace period, more than three (3) times in any twelve (12) month period;

          (3) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or if any order for relief be entered against Tenant in any federal bankruptcy proceeding, or, in any action or proceeding, Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other statute or law, or shall seek the consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or substantially al of its properties or of the Leased Premises; and

          (4) If, within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or all or substantially all of its properties or of the Leased Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated.

     (b) Upon the occurrence of an Event of Default, Landlord, in addition to all other rights and remedies available to Landlord by law or equity or by any other provisions of this Lease, may at any time thereafter:

          (1) declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the Term of this Lease (taken without regard to any early termination of said Term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided, and/or;

          (2) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease and, on the date specified in the notice of termination, this Lease and the Term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

     (c) For purposes of this Lease, the Accelerated Rent Component shall mean the aggregate of:

          (1) all Annual Rent, Additional Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

          (2) the Annual Rent reserved for the then entire unexpired balance of the Term of this Lease (taken without regard to any early termination of the Term by virtue of any default), plus Additional Rent and all other charges, payments, costs and expenses herein greed to be paid by Tenant up to the end of said Term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to present value at the then existing prime rate of CoreStates Bank, N.A., Philadelphia, Pennsylvania; and

          (3) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of Additional Rent shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default) discounted to present value at the then existing prime rate of CoreStates Bank, N.A., Philadelphia, Pennsylvania.

     (d) In any case in which the Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Leased Premises, by summary proceedings, ejectment or otherwise, and may dispose Tenant and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Leased Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Leased Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Leased Premises.

     (e) Tenant shall, with respect to all periods of time up to and including the expiration of the Term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

          (1) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

          (2) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

     (f) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

     (g) Landlord shall in no event be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon a reletting, but Landlord agrees to use reasonable efforts to mitigate damages.

     (h) As a cumulative and alternative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (g)) less the fair rental value of the Leased Premises for the remainder of the term of this Lease (taken without regard to the early termination), discounted to present value at the then existing prime rate of CoreStates Bank, N.A, Philadelphia, Pennsylvania, and such damages shall be payable by Tenant upon demand.

     (i) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

     (j) If Annual Rent, Additional Rent or any other sum due from Tenant to Landlord or payable by Tenant under this Lease shall be overdue for more than ten (10) days, such overdue payment shall thereafter from its due date bear interest at the rate of five percent (5%) per annum during such overdue period in effect until paid by Tenant.

     (k) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every right or remedy given herein or now or hereafter existing at law or inequity. No waiver by Landlord or any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such breach or any subsequent breach. No re-entry or taking of possession of the Leased Premises or making of repairs, alterations or improvements thereto, or reletting thereof shall be construed as a election ont he part of landlord to terminate this Lease unless written notice of such intention is given under the terms hereof to Tenant. The receipt by Landlord of any sum payable under this Lease, with knowledge of the breach of any covenant or agreement (other than the prior failure to pay such sum) shall not constitute a waiver or cure of such breach or prevent Landlord from exercising any of its rights or remedies hereunder on account of Tenant's breach. Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or in equity.

     Section 24.02. DEFAULT BY LANDLORD. In the event that Landlord shall fail to perform any of its obligations under this Lease and shall fail to cure such default within 10 days after Tenant shall have given written notice of such default, and within ten (10) days of Tenant giving further notice of its intent to exercise the remedies provided in this Section 24.02, to Landlord and to any mortgagees of Landlord (provided that Landlord shall have informed Tenant of such mortgagee's name and address) or, with respect to a default that cannot reasonably be cured within 10 days, if Landlord or any such mortgagee fails to commence to cure such default within such period and to diligently pursue such cure to completion, then a Landlord default ("Landlord Default") shall be deemed to have occurred, and Tenant shall have the following rights. Tenant shall have the right to cure the default and after effecting such cure the reasonable cost thereof shall be reimbursed to Tenant by Landlord within 15 days after receiving Tenant's invoices, failing which Tenant, in addition to all remedies available at law or in equity to collect such costs, may withhold the amount thereof from Additional Rent (but not Annual Rent). In addition to the foregoing, Tenant shall be entitled to all remedies available at law and in equity for a Landlord Default. For purposes of this Section 24.02, any cure by a mortgagee of Landlord shall be deemed to be a cure by Landlord. Any improper exercise of Tenant's right hereunder to withhold all or any portion of the Additional Rent shall constitute a default of Tenant as of the date of the improper withholding.

                                 ARTICLE TWENTY-FIVE

                                       HOLDOVER

     If Tenant, or any person claiming by or under Tenant, remains in possession of the Leased Premises after the expiration of the Lease Term, then in addition to all other rights and remedies provided in this Lease or by law or in equity, Landlord shall be entitled to receive from Tenant (a) as agreed damages for such unlawful retention, an amount, calculated on a per diem basis for each day of unlawful retention, equal to twice the Annual Rent for such period, or the established market rental of the Leased Premises, whichever is greater, plus (b) Additional Rent and all other damages, costs and expenses sustained or incurred by Landlord by reason of such unlawful retention. Without in any way limiting Landlord's rights or remedies or creating any additional rights or privileges for Tenant during any period when Tenant is wrongfully holding over, all powers granted to Landlord by this Lease may be exercised and all obligations imposed upon Tenant by this Lease shall be performed by Tenant both during the Lease Term hereof and during any period of holdover or extension of the Lease Term, whether or not such holdover or extension constitutes and Event of Default under this Lease.

                                  ARTICLE TWENTY-SIX

                                       NOTICES

     Any notice, request or demand under this Lease shall be in writing, and shall be considered properly delivered when addressed as hereinafter provided, and (a) served personally, (b) registered or certified (return receipt requested) and deposited in a United States general or branch post office, or
(c) sent by a private express mail carrier or nationally recognized next day delivery service. Any notice, request or demand by Tenant to Landlord shall be addressed to Landlord at Hamlin/Shidler Investment Corporation, One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, Attention: Clay W. Hamlin, III, President (telephone, 215-567-1800 and telecopy, 215-567-1907)until otherwise directed in writing by Landlord and, if requested in writing by Landlord, simultaneously served on or sent to Landlord's first mortgagee at the address specified in such request. Any notice, request or demand by Landlord to Tenant shall be addressed to Tenant at IBM - Real Estate Services, Old Orchard Road, Armonk, New York 10504, Attention: Legal Counsel with copies addressed simultaneously to Tenant at IBM - Real Estate Services, 150 Kettletown Road, Southbury, Connecticut 06488 and Tenant's Administration Manager at the Leased Premises, until otherwise directed in writing by Tenant. Rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, request or demand sent.

                                 ARTICLE TWENTY-SEVEN

                              ASSIGNMENT AND SUBLETTING

     Section 27.01. ASSIGNMENT OR SUBLEASE. Other than an assignment or subletting to a party referred to in (a) or (b) below, Tenant shall not assign or sublet any part of the Leased Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not sublease more than 30,000 square feet of office space (excluding warehouse space which may be sublet without use restriction and with no limitation in rental rate) in the aggregate of the Leased Premises, and the rent for any such sublease shall not be for an amount less than $8.50 per square foot net before the earlier of (i) 36 months from the Commencement Date or (ii) the date 100,000 rentable square feet of space in Landlord's building known generally as Building 2 on Lot No. 1 shown on the Subdivision Plan (as defined in EXHIBIT H) has been leased. Provided that the use by the assignee or sublessee complies with the requirements of Article 8 of this Lease, Tenant may, without Landlord's consent, assign this Lease or sublease all or any part of the Leased Premises at any time during the Term to (a) an Affiliated Person of Tenant or (b) a successor entity created by merger, reorganization, recapitalization, or acquisition. For purposes of this Section, the words "Affiliated Person of Tenant" mean a Person, directly or indirectly, through one or more intermediaries, controlled by Tenant or under common control with Tenant. Tenant shall pay to Landlord one-half of the amount of assignment or sublet proceeds (net of commissions, tenant improvements and other expenses) in excess of $8.50 per square foot in connection with any assignment or sublease to parties other than those referred to in (a) and (b) above.

     Section 27.02. LIABILITY OF IBM. If Tenant assigns or sublets hereunder, Tenant shall notify Landlord thereof and Tenant shall remain responsible for the faithful performance and observance of all of its covenants and obligations set forth in this Lease. Landlord agrees that if Tenant assigns this Lease and the assignee defaults and fails to cure such default within the applicable grace period provided in Article Twenty-Four, Tenant shall have the right to recover possession of the Leased Premises by curing the assignee's default within such grace period.

                                 ARTICLE TWENTY-EIGHT

                             EQUAL EMPLOYMENT OPPORTUNITY

     There are incorporated in this Lease the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunities and the rules and regulations issued pursuant thereto with which Landlord represents that it will comply unless exempted.

                                 ARTICLE TWENTY-NINE

                                   QUIET ENJOYMENT

     Provided Tenant performs the covenants and obligations in this Lease on Tenant's part to be performed, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Leased Premises, the Common Buildings Facilities and Buildings Parking Area for the Term, without hindrance, claim or molestation by Landlord or any other Person claiming by, through or under Landlord.

                                    ARTICLE THIRTY

                                        WAIVER

     Failure by either party to complain of any action, inaction or default of the other party shall not constitute a waiver of the aggrieved party's rights hereunder. Waiver by either party of any right to claim a default of the other party shall not constitute a waiver of any right to claim a subsequent default of the same obligation or to claim any other default, past, present or future. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other concerning any matters whatsoever arising out of or in any way connected with this Lease or the relationship of the parties hereunder.

                                  ARTICLE THIRTY-ONE

                                  PARTIAL INVALIDITY

     If any covenant, condition or provision of this Lease, or the application thereof to any Person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by the Laws.

                                  ARTICLE THIRTY-TWO

                                RULES AND REGULATIONS

     Section 32.01. TENANT'S OBLIGATION. Tenant shall abide by and observe the rules and regulations marked EXHIBIT F and such other rules and regulations which are necessary for the safety, security, care and appearance of the Project or the preservation of good order therein, or for the operation and maintenance of the Project or equipment therein (the "Rules and Regulations"); provided the same are in conformity with common practice and usage in similar buildings, are not inconsistent with the provisions of this Lease and apply to all tenants and occupants of the Buildings, and provided further that a copy thereof is received by Tenant.

     Section 32.02. STANDARDS APPLICABLE TO LANDLORD. Landlord shall (a) not discriminate against Tenant in enforcing the Rules and Regulations; (b) not unreasonably withhold or delay its consent to any approval required by Tenant under the Rules and Regulations, and (c) exercise its judgment in good faith in any instance when the exercise of Landlord's judgment under the Rules and Regulations is required.

     Section 32.03. LANDLORD'S ENFORCEMENT. Landlord shall use reasonable efforts to obtain compliance of the Rules and Regulations by all tenants and other occupants within the Project limits, but Landlord may permit reasonable waivers so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business in the Leased Premises or violate any rights granted to Tenant under this Lease.

     Section 32.04. CONFLICT. If there is a conflict between or ambiguity created by the provisions of this Lease and Rules and Regulations published pursuant to this Article, the provisions of this Lease shall control and be binding on the parties hereto.

                                 ARTICLE THIRTY-THREE

                                ESTOPPEL CERTIFICATES

     Section 33.01. TENANT'S ESTOPPEL CERTIFICATE. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior notice from Landlord, to execute, acknowledge and deliver to Landlord or any Person designated by Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (2) whether or not the Term has commenced and if it has commenced, stating the dates to which the Annual Rent and Additional Rent have been paid by Tenant, and (3) stating, to the best of Tenant's knowledge, whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if Tenant has knowledge of such a default, specifying each such default.

     Section 33.02. LANDLORD'S ESTOPPEL CERTIFICATE. Prior to commencement of and during the Term Landlord shall, within ten (10) days after Tenant's request, deliver an estoppel certificate to Tenant or any Person designated by Tenant relative to the status of this Lease and/or any ground lease, underlying lease and/or mortgage encumbering the Project.

                                 ARTICLE THIRTY-FOUR

                                  EXECUTION OF LEASE

     THIS DOCUMENT SHALL NOT BE A VALID AGREEMENT WHICH IS BINDING ON EITHER PARTY HERETO UNTIL AT LEAST ONE (1) COUNTERPART, EXECUTED BY DULY AUTHORIZED REPRESENTATIVES OF LANDLORD AND TENANT, HAS BEEN DELIVERED BY EACH PARTY TO THE OTHER.

                                 ARTICLE THIRTY-FIVE

                                     COUNTERPARTS

     When several counterparts of this Lease have been executed, each shall be considered an original for all purposes; provided, however, that all counterparts shall, together, constitute one and the same instrument.

                                  ARTICLE THIRTY-SIX

                                       ANTENNA

     Tenant, at its cost, may install and, once installed, modify and maintain a microwave, satellite or other antenna communications system on the roof of the Buildings for use in connection with Tenant's business. Tenant shall furnish detailed plans and specifications for the system (or modification) to Landlord for approval, which approval shall not be unreasonably withheld or delayed.
Upon approval, the system shall be installed, at Tenant's expense, by a contractor selected in the manner agreed to in Section 13.02. Tenant is hereby granted such easements and licenses for (a) use of any Buildings shafts and other Common

Buildings Facilities required to install the electrical or communication wiring,
(b) access to the roof at all reasonable times and in emergencies and (c) use of a mutually agreed upon area of the roof to install and operate the system. Tenant shall be responsible for maintenance of the Common Buildings Facilities, Buildings and roof associated with the antenna and for procuring whatever licenses or permits may be required for the use or operation of the system, and Landlord makes no warranties or representations as to the permissibility of the system under applicable Laws. The system shall not constitute a nuisance or unreasonably interfere with the operations of Landlord or other tenants occupying the Project. Landlord agrees that after the date Tenant installs its system, Landlord will not permit the installation of a similar system on the roof of the Buildings by any Person without Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed; provided that Tenant may withhold approval where the installation and/or operation of the other system would interfere with the operation of Tenant s system. Notwithstanding any other provision of this Lease to the contrary, Tenant shall remove Tenant's rooftop communications system in accordance with Article 16 of this Lease.

                                 ARTICLE THIRTY-SEVEN

                                        BROKER

     Each party warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease except as may be specified in Section 1 hereof and each party agrees to indemnify the other against all costs, expenses, attorneys fees or other liability for commission or other compensation or charges claimed by any other broker or agent claiming the same by, through or under said party.

                                 ARTICLE THIRTY-EIGHT

                                     ARBITRATION

     Section 38.01.   APPLICABILITY.

     (a) If arbitration is agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Article. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article. The judgement upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

     (b) During an arbitration proceeding pursuant to this Article, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

     Section 38.02. NOTICE AND DEMAND. All disputes that may be arbitrated in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Article within five (5) business days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the dispute in question.

     Section 38.03. SELECTION OF ARBITRATOR. Tenant and Landlord shall mutually and, promptly select one person who has demonstrated at least ten (10) years experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If a selection is not made within thirty (30) days after a demand for arbitration is made, upon the request of either party the arbitrator shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in Philadelphia, Pennsylvania.

     Section 38.04.   SCOPE.

     (a) When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The arbitrator shall limit his or her deliberations to the following issues only and no others:

          (1) under Article Six, Nine or Twenty-Four of this Lease (a) whether a party has committed an event of default, (b) whether a party either has failed to cure the default within the grace period allowed by the provisions of this Lease for curing the default or, having eventually cured the default, nevertheless has failed to proceed with due diligence, or (c) whether the length of time specified by Tenant in a notice of default given under Article Six, Nine or Twenty-Four was reasonable, taking into consideration the nature of the default and surrounding circumstances (such as availability of parts, required municipal approvals, and effect of the default on occupants and invitees of the Project) existing at the time notice was given.

          (2) whether an item included in Landlord's Statement as Operating Expenses or Real Estate Taxes is properly includable pursuant to Article Three.

     (b) The right of Landlord and Tenant to submit a dispute to arbitration is limited to issues agreed in this Lease to be submitted to arbitration.

                                 ARTICLE THIRTY-NINE

                                   EXCUSABLE DELAY

     Whenever a party hereto is required by the provisions of this Lease to perform an obligation and such party is prevented beyond its reasonable control from doing so by reason of an Excusable Delay, such party shall be temporarily relieved of its obligation to perform, provided it promptly notifies the other party of the specific delay and exercises due diligence to remove or overcome it. The words "Excusable Delay" shall mean any delay due to strikes, lockouts or other labor or industrial disturbance; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; act of the public enemy; war, riot, sabotage, blockade or embargo; failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body; lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion, or act or omission of one party hereto which prevents the party claiming delay from complying, or which materially and adversely interferes with the claiming party's ability to comply with an obligation under this Lease on its part to be performed.

                                    ARTICLE FORTY

                                    MISCELLANEOUS

     Section 40.01. RULES OF INTERPRETATION. This Lease shall be strictly construed neither against Landlord or Tenant; each provision hereof shall be deemed both a covenant and a condition running with the Land; except as otherwise expressly provided in this Lease and its Exhibits and other attachments, the singular includes the plural and the plural includes the singular; "or" is not exclusive; a reference to an agreement or other contract includes supplements and amendments thereto to the extent permitted by this Lease; a reference to the Laws includes any amendment or supplement to such Laws; a reference to a Person includes its permitted successors and assigns; accounting provisions have the meanings assigned to them by generally accepted accounting principles and practices applied on a consistent basis; the words "such as," "include," "includes" and "including" are not limiting; except as specifically agreed upon in this Lease, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the Term, and in calculating any time period, the first day shall be excluded and the last day shall be included and all days are calendar days unless otherwise specified.

     Section 40.02. NO EXCLUSIVE REMEDIES. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies at law or in equity which either party may have arising out of an event of default of the other party.

     Section 40.03. PROJECT CONTRACTORS AND SUPPLIERS. Except as otherwise specifically set forth in this Lease, Landlord hereby covenants and represents that Tenant may deal with any Person for services (including food and vending services), supplies, materials, labor, equipment, transportation, tools, machinery and any other similar or dissimilar services or items in connection with the use and occupation of the Leased Premises and any work performed therein.

     Section 40.04. GOVERNING LAWS. This Lease shall be governed in all respects by the Laws of the State in which the Project is located.

     Section 40.05.   NON-DISCLOSURE OF LEASE.

     (a) Prior to the Commencement Date, Landlord and its agents, employees and contractors shall not disclose the existence of this Lease without Tenant's written consent.

     (b) Landlord, its agents, employees and contractors shall keep the provisions of this Lease in confidence and shall not publish or disclose the same at any time during the Term except as permitted by Article Forty-One.

     (c) This Section shall not apply to disclosures that must be made by Landlord or Tenant to obtain financing for, or in connection with any sale or leasing of any portion of, any portion of the Project.

                                  ARTICLE FORTY-ONE

                                 MEMORANDUM OF LEASE

     Neither this Lease nor any memorandum of this Lease shall be recorded by either Landlord or Tenant.

                                  ARTICLE FORTY-TWO

                                  BINDING AGREEMENT

     This Lease shall bind and inure to the benefit of Landlord and its executors, distributees and heirs, and to Tenant's and Landlord's respective representatives, successors and permitted assigns.

                                 ARTICLE FORTY-THREE

                                ENVIRONMENTAL MATTERS

     (a) Except as otherwise specifically provided in this Lease, (i) this Lease is not intended to address the rights and liabilities of the parties with respect to Environmental Conditions at the Property, compliance with Environmental Laws, Compliance with ISRA and Compliance with the ACO, as such terms are defined in the Environmental Indemnification Agreement by and between Landlord, as purchaser by assignment from Hamlin/Shidler Investment Corporation, and Tenant, as seller, dated August 11, 1994, as it may be amended, (the "Environmental Agreement"), and (ii) the Environmental Agreement sets forth the entire and exclusive rights and obligations of the parties with respect to Environmental Conditions at the Property, compliance with Environmental Laws, Compliance with ISRA and Compliance with the ACO, as such terms are defined in the Environmental Agreement.

     (b) Beginning on the Commencement Date and continuing during the term of this Lease and thereafter until Seller has fully completed the groundwater remediation at the Property, Tenant shall reimburse Landlord in an amount up to Fifteen Thousand Dollars ($15,000.00) annually for Landlord's cost of engaging environmental consultants to monitor the Tenant's groundwater remediation activities at or in connection with the Property. Such amounts shall be reimbursed by Tenant by submission of copies of invoices from Landlord's consultants. Tenant's obligations under this Section 43(b) shall be applicable notwithstanding anything to the contrary contained in this Agreement or the Environmental Agreement. This Section 43(b) shall survive expiration or sooner termination of this Lease.

     (c) Tenant's obligation to pay Annual Rent and Additional Rent shall continue without deduction, offset or abatement, in the event that Tenant is unable to use the Leased Premises in whole or in part, as a direct result of investigation or remediation activities undertaken by Tenant, or on behalf of Tenant with Tenant's approval, at the Property in connection with Tenant's environmental remediation obligations under the Environmental Agreement, including Tenant's Compliance with ISRA and Compliance with the ACO.

                                  ARTICLE FORTY-FOUR

                               [INTENTIONALLY OMITTED]

                                  ARTICLE FORTY-FIVE

                               [INTENTIONALLY OMITTED]

                                  ARTICLE FORTY-SIX

                                   ENTIRE AGREEMENT

     This Lease, including all Exhibits and other attachments referred to herein, contains the entire agreement of Landlord and Tenant with respect to the matters stated herein, and may not be modified except by an instrument in writing which is signed by both parties and delivered by each to the other. Exhibits and such other attachments are incorporated herein as fully as if their contents were set out in full at each point of reference to them.

                                 ARTICLE FORTY-SEVEN

                              TERMINATION OF FIRST LEASE

     This Lease is intended to replace and supersede the First Lease, from and after the Commencement Date. Accordingly, Landlord and Tenant agree that the First Lease shall be terminated as of the Commencement Date with the same force and effect as if such date were the date originally set forth in the First Lease for the termination thereof. The foregoing shall not be construed to relieve either Landlord or Tenant from any liability or obligation arising or accruing under the First Lease prior to the Commencement Date.

     IN WITNESS WHEREOF, this Lease has been executed by the duly authorized representatives of Landlord and Tenant as of the date first above written.


                                        LANDLORD:

                                        SOUTH BRUNSWICK INVESTORS,
                                        L.P., a Delaware limited partnership

                                        By:  SOUTH BRUNSWICK
                                        INVESTMENT COMPANY, L.L.C.


                                        By:_____________________________
                                           Clay W. Hamlin, III,
                                           Authorized Member


                                        TENANT:


ATTEST:                                 INTERNATIONAL BUSINESS
                                        MACHINES CORPORATION


________________________                By:_____________________________

                                   EXHIBIT A1 TO A4

                            FLOOR PLANS OF LEASED PREMISES

                                      EXHIBIT B

                                SUPPLEMENTAL AGREEMENT

     By this Supplemental Agreement dated _______________, 1995, the parties to Amended and Restated Lease dated _______________, 1995 made by and between SOUTH BRUNSWICK INVESTORS, L.P., as Landlord and INTERNATIONAL BUSINESS MACHINES CORPORATION, as Tenant, agree as follows with respect to the Leased Premises located at 431 Ridge Road, Dayton, New Jersey.

     1. The Work (Tenant's Improvements and Base Building), if any, required to be constructed and finished by Landlord in accordance with the provisions of the Lease has been Substantially Completed by Landlord and accepted by Tenant.

     2.   The Leased Premises have been delivered to and accepted by Tenant.

     3. The Commencement Date of the Lease is ____________ __, 19__, and the expiration date is March 31, 2002, subject, however, to the provisions of the Lease.

     4.   The Leased Premises consists of 200,000 square feet of rentable area.

     5. Commencing on the Rent Commencement Date (as defined in the Lease) the Annual Rent shall be $1,700,000.00, payable in equal monthly installments of $141,666.67, subject, however, to the provisions of the Lease. The Annual Rent has been calculated at the annual rate of $8.50 per square foot of rentable area of the Leased Premises.

     IN WITNESS WHEREOF, this Supplemental Agreement has been executed by the duly authorized representatives of Landlord and Tenant as of the date first above written.

                                        Landlord:

                                        SOUTH BRUNSWICK INVESTORS, L.P., a
                                        Delaware limited partnership

                                        By:  SOUTH BRUNSWICK INVESTMENT
                                               COMPANY, L.L.C.

                                        By:_________________________________
                                             Clay W. Hamlin, III
                                             Authorized Officer

                                        Tenant:

                                        INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION,  a New York corporation

                                        By:_________________________________
                                             Name:

                                             Title:

                                      EXHIBIT C

                HEAT, VENTILATION AND AIR CONDITIONING SPECIFICATIONS


Landlord shall provide heat, ventilation and air conditioning on a year-round basis throughout the Leased Premises and Common Buildings Facilities. The equipment shall be capable of maintaining the following indoor design conditions:

     Winter:   72 degrees FDB with 30% RH
     Summer:   78 degrees FDB with 55% RH

The equipment shall permit operation within the parameters defined by the "Comfort Chart" shown in the latest edition of ASHRAE Standard 55, "Thermal Environmental Conditions For Human Occupancy.

The minimum outdoor air supply rates shall not be less than 0.15 cfm/npsf or 20 cfm/person of outdoor air, whichever is greater. Outdoor air for ventilation shall meet the requirements of the latest edition of ASHRAE Standard 62, "Ventilation For Acceptable Indoor Air Quality."

The central HVAC equipment shall be capable of cooling a process load (personal computers) in every work station. The planning load for each workstation is 250 watts.

Systems serving general office areas shall be equipped with 80% efficiency filters, rateDEG. d in accordance with the atmospheric dust spot method per ASHRAE Standard 52, "Method Of Testing Air Cleaning Devices Used In General Ventilation For Removing Particulate Matter."

Tenant represents to Landlord that the Buildings equipment meets the above criteria as of the Commencement Date.

                                      EXHIBIT D

                                INTENTIONALLY OMITTED

                                      EXHIBIT E

                                BUILDING PARKING AREA

                                      EXHIBIT F

                                RULES AND REGULATIONS


     1. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Buildings.

     2. Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Buildings. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Buildings corridors or from the exterior of the Buildings, and will promptly remove the same upon notice from Landlord.

     3. Without the prior written consent of Landlord, Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Buildings or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception form or within the Buildings or elsewhere and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the premises.

     4. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Buildings, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Leased Premises unless ordinarily embraced within the Tenant's use of the Leased Premises as specified in its Lease.

     5. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Buildings heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

     6. Bicycles shall not be permitted in the Buildings in other than Landlord-designated locations.

     7. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured.

     8. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

     9. Tenant shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Leased Premises without the written permission of the Landlord.

     10. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning in the Leased Premises.

     11. Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

          (i)  Cook in the Leased Premises;

     12.  Tenant shall not:

          (i) Use the Leased Premises for lodging or for any immoral or illegal purposes.

          (ii) Use the Leased Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Leased Premises.

          (iii) Use the Leased Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Leased Premises.

     13. In no event shall any person bring into the Buildings inflammables such as gasoline, kerosene, naptha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Buildings shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

     14. Tenant shall cooperate and participate in all security programs affecting the Buildings.

     15. Tenant shall cause all floors within the Premises to be carpeted; provided that areas such as kitchens, utility closets, entrances, photo-copying areas and other similar areas may contain another type of floor-covering if Tenant first obtains written approval from Landlord.

     16. Tenant shall not drill, or permit to be drilled, any holes in any window frames (mullions) located within the Premises.

Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgement, may be desirable for the use, entry, operation and management of the Premises and Buildings, each of which rules and regulations and any amendments thereto shall become a part of this Lease without further action of the parties. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not substantially diminish any right or privilege herein expressly granted to Tenant.

                                      EXHIBIT G

                                INTENTIONALLY OMITTED

                                      EXHIBIT H

     ALL THAT CERTAIN lot, tract, or parcel of land, together with buildings and improvements thereon, situate, lying and being in the Township of South Brunswick, County of Middlesex, State of New Jersey and known as Lot No. 2 (31.748 acres +/-) as more particularly bounded and described according to a plan prepared by Ezra Golub & Associates, Registered Professional Engineers and Registered Land Surveyors of Levittown, Pennsylvania dated April 7, 1995 and numbered D26320303 (the "Subdivision Plan"), as follows to wit:

                      (Describe Lot No. 2 by metes and bounds.)

                                      EXHIBIT I

                                   LIST OF HOLIDAYS

                                      EXHIBIT J

                                INTENTIONALLY OMITTED

                                      EXHIBIT K

                SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT


     THIS AGREEMENT, made this _____day of ___________, 19__, by and between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Old Orchard Road, Armonk, New York ("IBM") and _____________________________________ a _______________ banking corporation, having its principal office at _______________________________ ("Mortgagee").


                                     WITNESSETH:

     WHEREAS, _____________________________ ("Landlord") and IBM have entered into a lease (the "Lease") dated _______________ of certain commercial office space described therein (the "Premises") located in ___________________________ and erected on the tract of land described in EXHIBIT H, attached hereto and made a part hereof; and

     WHEREAS, Landlord had made, executed and delivered to Mortgagee a certain promissory note secured by a first lien Deed of Trust (the "Mortgage") on the land and a building thereon of which the Premises are a part; and

     WHEREAS, the Lease will be assigned by Landlord to Mortgagee as further security for the promissory note.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, IBM and Mortgagee, intending to be legally bound hereby, covenant and agree as follows:

     1. The Lease shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof.

     2. Provided IBM is not in default beyond the applicable grace period provided for in the Lease:

          (a) IBM shall not be joined as an adverse or party defendant in any action or proceeding which may be instituted, or commenced by Mortgagee to foreclose or enforce the Mortgage.

          (b) IBM shall not be evicted from the Premises nor shall any of IBM's rights under the Lease be affected or disturbed in any way by reason of this subordination or any modifications of or default under the Mortgage.

          (c) IBM's leasehold estate under the Lease shall not be terminated or disturbed during the term of the Lease, as it may be extended, by reason of any default under the Mortgage.

          (d) Mortgagee hereby agrees to make available to Landlord the insurance proceeds otherwise payable to Landlord and/or Mortgagee, when and to the extent necessary, subject to Mortgagee's right to control the disbursement of such proceeds, for Landlord to comply with its obligations of repair and restoration as required by the provisions of the Lease.

          (e) If Mortgagee or any successor in interest to it shall succeed to the rights of Landlord under the Lease, whether through possession; termination or cancellation of the Lease, surrender, assignment, judicial action, sublettings, foreclosure action or delivery of a deed or otherwise, IBM will attorn to and recognize such successor-landlord as IBM's landlord and the successor-landlord will accept such attornment and recognize IBM's rights of possession and use of the Premises in accordance with the provisions of the Lease and, without further evidence of such attornment and acceptance, the parties shall be bound by and comply with all of the terms, provisions, covenants, and obligations contained in the Lease on their respective parts to be performed.

     3. Mortgagee shall not be liable for any default by Landlord under the Lease occurring prior to the date on which Mortgagee shall have succeeded to the rights of Landlord under the Lease; Mortgagee shall not be liable for any default by Landlord under the lease occurring prior to the date on which Mortgagee shall have succeeded to the rights provided, however, that nothing contained in this Section 3 shall be deemed to release Mortgagee from any liability arising out of defaults occurring prior or subsequent to the date on which Mortgagee shall have succeeded to the rights of Landlord under the Lease if IBM shall have given Mortgagee a notice of such defaults as and when they occur and shall be given Mortgagee the time required by Paragraph 4 below to remedy them.

     4. IBM will not terminate or cancel the Lease or the term thereof by reason of a default thereunder by Landlord unless and until IBM has given Mortgagee written notice of the default at the same time Landlord is notified thereof, at Mortgagee's address stated on page one hereof or such other address designated in writing to IBM, and has afforded Mortgagee such time granted to Landlord under the Lease to remedy the particular default, plus ten (10) days.

     5. (a) IBM will not pay an installment of rent or any part thereof more than one month in advance.

          (b) After notice from Mortgagee to IBM, IBM will pay to Mortgagee, or to such person or firm designated by Mortgagee, all rentals and other moneys due and owing to

Landlord under the Lease.

          (c) After the date hereof, no amendment entered into between IBM and Landlord, which materially and adversely affects the security lien of Mortgagee, shall be valid against Mortgagee unless Mortgagee has approved such amendment writing.

     6. This Agreement shall continue in effect until payment in full of all sums secured by the Mortgage are paid, and the Mortgage is satisfied.

     7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns and may not be modified orally or by any course of conduct other than by a written instrument signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


WITNESS:                                     INTERNATIONAL BUSINESS
                                             MACHINES CORPORATION


_________________________                    By:_____________________________


WITNESS:                                     (Mortgagee)


_________________________                    By:_____________________________

                                      EXHIBIT L

                                INTENTIONALLY OMITTED

                                      EXHIBIT M

                            LIST OF TENANT OWNED PROPERTY

     1.   All furniture located in the Leased Premises.

     2.   All computer equipment located with Leased Premises.

     3. All equipment and fixtures located in the Leased Premises not mechanically fastened to the structure or building service systems (including shelving racks in the warehouse area).

                       AMENDMENT TO AMENDED AND RESTATED LEASE


          THIS AMENDMENT TO AGREEMENT OF LEASE MENDED AND RESTATED LEASE dated as of the 1st day of June, 1996, by and between SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership having a mailing address at c/o THE SHIDLER GROUP, Suite 1105, One Logan Square, Philadelphia, Pennsylvania 19103, hereinafter called "Landlord," and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Old Orchard Road, Armonk, New York 10504, hereinafter called "Tenant."

                                      Background

          A. Pursuant to an Amended and Restated Lease dated August 11, 1995 (the "Lease"), Tenant leased from Landlord premises located in South Brunswick Township, Middlesex County, New Jersey. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Lease.

          B. Landlord and Tenant now wish to modify certain terms of the Lease, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and intending to be legally bound hereby, Landlord and Tenant agree as follows:

          1. Section 2.03 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

          Section 2.03. EXTENDED TERM. Tenant shall have the option to extend the term of this Lease for Building 1 (but not for Building 3) for One (1) consecutive Five (5) year term (the "Extended Term"). Such option shall be exercised by written notice to Landlord given at least nine (9) months prior to the expiration of the Initial Term. The Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained herein for the Initial Term, except that Tenant shall not have any further option to extend the term of this Lease. The Annual Rent specified in Section 3.02 shall be payable during the Extended Term.

          2. In Section 2.04 of the Lease, the phrase "as to entire leased premises or only as to the entirety of Building 1 or the entirety of Building 3, as Tenant shall elect in Tenant's notice of termination" is hereby deleted, and the following is substituted in lieu thereof: "of Building 1".

          3. Except as expressly set forth herein, all terms and conditions of the Lease shall remain in full force and effect and are incorporated herein by reference. The parties ratify and confirm the Lease as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          4. This Amendment may be executed in counterpart with the same effect as if the signatures thereto and hereto were taken upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                   LANDLORD:

                                   SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership

                                        By:  South Brunswick Investment Company,
                                        L.L.C.


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________


                                   TENANT:

                                   INTERNATIONAL BUSINESS
                                   MACHINES CORPORATION


                                   By:_______________________________
                                   Name: ____________________________
                                   Title: ___________________________


                                         -2-